UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 5, 2016
 ASPECT SOFTWARE PARENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-170936	20-3503231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 E. Camelback Road, Suite 700
Phoenix, Arizona, 85016
(Address of principal executive offices, zip code)
(978) 250-7900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 5, 2016, Aspect Software, Inc. (the “Borrower”), the domestic operating subsidiary of Aspect Software Parent, Inc. (the “Company”), entered into Amendment No. 8 (the “Amendment”) to the Credit Agreement, dated as of May 7, 2010, by and among the Borrower, the Company, certain affiliates of the Borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative agent (as amended, the “Revolving Credit Facility”).  The Amendment, among other things, (i) extends the maturity date of the Revolving Credit Facility from February 7, 2016 to March 8, 2016 and (ii) increases the applicable interest rate as defined in the Revolving Credit Facility by 2.00% for the duration of the term of the Amendment. The Borrower agreed to pay 55 basis points to lenders on the sum of certain aggregate outstanding borrowings under the Revolving Credit Facility held by such lenders as amendment fees for the Amendment.
The foregoing summary of the Amendment is qualified in its entirety by reference to the actual Amendment No. 8 to the Revolving Credit Facility, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 8 to the Credit Agreement, dated as of February 5, 2016, among Aspect Software Parent, Inc., Aspect Software, Inc., the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE PARENT, INC.
Date: February 12, 2016	By:	/s/ Robert J. Krakauer
		Name:	Robert J. Krakauer
		Title:	Executive Vice President and Chief Financial Officer